UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) 0f The Securities Exchange Act Of 1934


          Date of Report (Date of earliest event reported): May 9, 2005


                         Orsus Xelent Technologies, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                     333-117718               20-11998142
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


         A-20G, Chengming Plaza
           No. 2 Nan Da Street
            Xicheng District
             Beijing, China                                        100035
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: 86-10-83670505



          (Former name or former address, if changed since last report)

       Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 - Changes in Registrant's Certifying Accountant

         On May 9, 2005, Orsus Xelent Technologies (the "Company") dismissed Gately & Associates, LLC as its independent registered public accounting firm. The dismissal was the result of the change in control at the Company that occurred in March 2005, as reported in the Company's Current Report on Form 8-K filed on April 4, 2005. The Company's Board of Directors approved the dismissal of Gately & Associates, LLC on May 9, 2005.

         No accountant's report on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

         During the Company's two most recent fiscal years (ended December 31, 2004 and 2003) and from January 1, 2005 to May 9, 2005, the date of dismissal, there were no disagreements with the Company's independent registered accounting firms on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in
Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company's two most recent fiscal years (ended December 31, 2004 and 2003) and from January 1, 2005 to May 9, 2005, the date dismissal.

         On May 9, 2005, the Company's Board of Directors approved the appointment of Moores Rowland Mazars, Chartered Accountants/Certified Public Accountants of Hong Kong as its independent registered public accounting firm to audit its financial statements for fiscal year 2005.

                  Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements And Exhibits

(c)  Exhibits.  The  following  exhibit has been filed as a part of this Current
Report:

        Exhibit
        Number             Description of Exhibit
        ------             ----------------------
         16.1              Letter  of  Gately &  Associates,  LLC  dated May 10,
                           2005, regarding change in certifying accountant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ORSUS XELENT TECHNOLOGIES, INC.



                                                 By: /s/ Wang Xin
                                                    ----------------------------
                                                    Chief Executive Officer

DATED:  May 10, 2005